Invest in driving organic growth Innovate in everything we do Commercialize our assets through strategic partnerships Asset Allocation including sale of non- strategic assets, dividend and share repurchase Margin expansion through increased mix of value- added products 1 enhancing shareholder value L O N G - T E R M D R I V E R S F O R

STEPS TO UNLOCKING VALUE

Streamline operations
and sell non-strategic assets

Identified
non-strategic assets primarily in South America

Enhance innovations
and diversify revenue and operating income

Strong pipeline
of new product innovation and value-added partnerships

Improve consistency
of earnings

Increase EBITDA

Increase
value-added product revenue mix

Improve Return on Invested Capital

Enhance shareholder value
through efficient capital allocation

Utilize strong operating cash flow

Invest
in organic growth, automation and innovation



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